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                                                                   Exhibit 5

[ROPES & GRAY LETTER HEAD]


                                                     November 5, 1996





Forrester Research, Inc.
1033 Massachusetts Avenue
Cambridge, Massachusetts 02138

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,300,000 shares of Common Stock, $.01 par value (the "Shares"), of Forrester Research, Inc., a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and Goldman, Sachs & Co. and Robertson, Stephens & Company LLP, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement.

     We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law of the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

     Based upon the foregoing, we are of the opinion that upon the filing with the Secretary of State of the State of Delaware of the Company's Restated Certificate of Incorporation in the form approved by the Company's Board of Directors (the "Restated Certificate") and the sole stockholder of the Company, the Shares will have been duly authorized and, when issued and


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Forrester Research, Inc.
November 5, 1996
Page 2



sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Shares."

     This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


                                            Very truly yours,

                                            /s/ Ropes & Gray

                                            Ropes & Gray